Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2004, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-130992) and related Prospectus of USA Technologies, Inc. dated February 13, 2006.


                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 13, 2006